UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2016

CYTOMX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37587	27-3521219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

343 Oyster Point Blvd.

Suite 100

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.Regulation FD Disclosure

On February 12, 2016, CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), exercised its option under the Research Collaboration Agreement dated as of January 8, 2014, as amended (the “Research Collaboration Agreement”), by and between the Company and ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen”), to obtain a worldwide, exclusive, sublicensable license from ImmunoGen for the right to use ImmunoGen antibody-drug conjugate technology to develop and commercialize anticancer products directed against CD166. A redacted copy of the pre-negotiated license agreement entered into between the Company and ImmunoGen upon the exercise of the option is attached as Exhibit C to the Research Collaboration Agreement filed as Exhibit 10.17 to the Amendment No. 4 to Form S-1 (File No.: 333-206658) filed by the Company with the Securities and Exchange Commission on October 2, 2015.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Cynthia J. Ladd
Cynthia J. Ladd
Senior Vice President and General Counsel